Exhibit 4.1

NNNNNNNNNNNN . + Georgeson LLC Toll-Free: (866) 432-2791 E-mail: Overstock@Georgeson.com NNNNNN CN12N345N678N90 NJ NT MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 12345678901234 Primary Subscription Rights THIS SUBSCRIPTION RIGHTS OFFERING EXPIRES AT 5:00 P.M., EASTERN TIME, ON DECEMBER 6, 2016 UNLESS THE EXERCISE PERIOD IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”). Overstock.com, Inc. (the “Corporation”) is conducting a rights offering (the “Rights Offering”) in which the Corporation is distributing non-transferable rights (the “Subscription Rights”) to the holders of record (the “Record Holders”) of the Corporation’s common stock (the “Common Stock”) as of 4:00 p.m., Eastern Time, on November 10, 2016 (the “Record Date”), as described and subject to the limitations set forth in the accompanying base Prospectus dated December 9, 2015 (the “Base Prospectus”) and Prospectus Supplement dated November 14, 2016 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). Each Record Holder will receive one Subscription Right for each ten (10) shares of Common Stock held on the Record Date, plus one additional Subscription Right if the number of shares of Common Stock held by the Record Holder on the Record Date is not exactly divisible by ten. Subject to proration and other limitations described in the Prospectus, each Subscription Right entitles the Record Holder to subscribe (the “Basic Subscription Privilege”) for one share of either (1) the Corporation’s Blockchain Voting Series A Preferred Stock, $0.0001 par value per share (the “Series A Preferred”), which will be issued as digital securities, or (2) the Corporation’s Voting Series B Preferred Stock, $0.0001 par value per share (the “Series B Preferred”), which will be issued as non-digital certificated or uncertificated securities, in each case at a subscription price per share calculated as set forth below under “SUBSCRIPTION PRICE” (the “Subscription Price”). All Record Holders may subscribe for shares of Series B Preferred. However, only U.S. residents and entities meeting the qualifications described below and that open an account with Keystone Capital Corporation (“Keystone”) may purchase shares of Series A Preferred. Individual U.S. residents must provide a Form W-9 and must be either a U.S. citizen with a U.S. address or a U.S. permanent resident alien who has maintained a residence in the United States for a minimum of one year and possesses a valid U.S. Social Security number. A corporation, partnership or limited liability company formed under the laws of the United States or any state and that has a physical address in the United States and provides a valid U.S. employer identification number may also purchase shares of Series A Preferred. Subject to additional requirements that Keystone may impose, a trust may purchase shares of Series A Preferred as described in the Prospectus if the trust has a physical address in the United States and all of the trustees would qualify to purchase Series A Preferred on their own behalf. As described in the Prospectus, the Series A Preferred may be acquired and held only by the beneficial owner, and may not be held in “street name,” except that custodial accounts for minors will be permitted if the custodian would qualify to purchase shares of Series A Preferred on its own behalf. Each Record Holder who fully exercises the Basic Subscription Privilege for shares of one series will be eligible to participate in an over-subscription privilege (the “Over-Subscription Privilege”). Under the terms of the Over-Subscription Privilege, subject to the conditions and limitations described in the Prospectus, a Record Holder may be entitled to subscribe for additional shares of the same series that such holder subscribed for pursuant to the Basic Subscription Privilege at the Subscription Price, to the extent that the shares are unclaimed by other Record Holders exercising their Basic Subscription Privilege. The Record Holder named on this Rights Certificate is entitled to the number of Subscription Rights shown on this Rights Certificate. The method of exercise of Subscription Rights depends on whether the Record Holder desires to subscribe for shares of Series A Preferred, shares of Series B Preferred, or both, as described below under “METHOD OF EXERCISE OF SUBSCRIPTION RIGHTS”. The rights of the holder of this Rights Certificate are subject to the matters described in the Prospectus, including the Corporation’s right to amend, modify or cancel the Rights Offering at any time in its sole discretion. THE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE This Rights Certificate and the related Subscription Rights are non-transferable. They cannot be sold, transferred or assigned to anyone else. Only the Record Holder can exercise the Subscription Rights. SUBSCRIPTION PRICE The Subscription Price, whether for shares of Series A Preferred or shares of Series B Preferred, and for both the Basic Subscription Privilege and the Over-Subscription Privilege, will be calculated as the lower of: (A) $15.68 (the “Maximum Price”), or (B) 95% of the volume-weighted average trading price of the Common Stock on the Nasdaq Global Market for the five (5) trading days ending on and including December 6, 2016 (the “End of Subscription Period Price”). You will be required to fund your subscription at the Maximum Price. If the End of Subscription Period Price is lower than the Maximum Price, Computershare Trust Company, N.A. (the “Rights Agent”) will refund the difference to you promptly after the closing of the Rights Offering. METHOD OF EXERCISE OF SUBSCRIPTION RIGHTS Series A Preferred – In order to exercise your Subscription Rights for shares of Series A Preferred, you must go to the Subscription Portal created by the Rights Agent located at https://www.mydigitalshares.com and follow the instructions on the Subscription Portal. Series B Preferred – In order to exercise your Subscription Rights for shares of Series B Preferred, you must properly complete and sign this Rights Certificate on the back and return it to the Rights Agent, Computershare Trust Company, N.A., in the envelope provided, together with payment in full for an amount equal to the Maximum Price multiplied by the total number of shares of Series B Preferred that you are requesting to purchase, before 5:00 p.m., Eastern Time, on December 6, 2016. The total number of shares of Series A Preferred or Series B Preferred you may subscribe for under the Basic Subscription Right is limited to the number of Subscription Rights you hold. Holder ID 123456789 COY XXXX Class Subscription Rights Rights Qty Issued XXX.XXXXXX Rights Cert # 12345678 Signature of Owner and U.S. Person for Tax Certification Signature of Co-Owner (if more than one registered holder listed) Date (mm/dd/yyyy) + 1 2 3 4 5 6 7 8 02GXTA C L S X R T 2 C O Y C NNNNNNNNN OVERSTOCK.COM, INC. SUBSCRIPTION RIGHTS CERTIFICATE

. Series A Preferred – Full payment of the Maximum Price for each share of Series A Preferred you wish to subscribe for must be made in U.S. dollars and must be made in accordance with the instructions on the Subscription Portal and the accompanying Instructions for Exercise of Subscription Rights for Shares of Blockchain Voting Series A Preferred Stock. Series B Preferred – Full payment of the Maximum Price for each share of Series B Preferred you wish to subscribe for must be made in U.S. dollars by (1) a personal check drawn upon a U.S. bank payable to Computershare or (2) cashier’s check drawn upon a U.S. bank payable to Computershare, in each case in accordance with the “Instructions as to Use of Overstock.com, Inc. Subscription Rights Certificates” that accompanied the mailing or distribution of the Prospectus. Any personal check used to pay for shares of Series B Preferred must clear the appropriate financial institutions prior to 5:00 p.m., Eastern Time, on December 6, 2016, unless the Expiration Date is extended. The clearinghouse may require five or more business days. Payments by money order will not be accepted. Payments of the Subscription Price will be held in an escrow account until five business days following the Expiration Date, unless the Corporation cancels the Rights Offering. No interest will be paid to you on the funds you deposit with the Rights Agent under any circumstances. If the Subscription Price is determined to be the End of Subscription Period Price instead of the Maximum Price as set forth above under “SUBSCRIPTION PRICE”, the Rights Agent, promptly after the Expiration Date, will refund all excess payments made by each Record Holder that has properly exercised Subscription Rights. Refunds will be sent directly to the beneficial holders and will not be sent through nominees. I apply for a portion of my entitlement in the form of shares of Series B Preferred (no. of shares of (per share) (no. of additional shares) (per share) pursuant to the Over-Subscription Privilege** (no. of shares) (per share) * You must go to the Subscription Portal at https://www.mydigitalshares.com and follow the instructions on the Subscription Portal to complete your subscription for shares of Series A Preferred. You can only participate in the Over-Subscription Privilege if you have subscribed for your full entitlement of shares of one series pursuant to the Basic Subscription Privilege. You may not participate in the Over-Subscription Privilege if you subscribe for shares of both series pursuant to your Basic Subscription Privilege.You may exercise your Over-Subscription Privilege only for shares of the same series that you subscribe for pursuant to your Basic Subscription Privilege. Please complete all applicable information and return to: COMPUTERSHARE TRUST COMPANY, N.A. By First Class Mail: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, P.O. Box 43011, Providence, RI 02940-3011 By Express Mail or Overnight Delivery: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, 250 Royall Street, Suite V, Canton, MA 02021 DELIVERY OF THIS RIGHTS CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. Any questions regarding this Rights Certificate and Subscription Rights Offering may be directed to Georgeson LLC toll free at (866) 432-2791 or by E-mail to Overstock@Georgeson.com ** SERIES B PREFERRED ONLY --PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY SECTION 1:OFFERING INSTRUCTIONS (check the appropriate boxes) IF YOU WISH TO EXERCISE ALL YOUR SUBSCRIPTION RIGHTS FOR SHARES OF SERIES B PREFERRED OR A COMBINATION OF SHARES OF SERES A PREFERED AND SERIES B PREFERRED: I apply for ALL of my entitlement of shares ofx <$AMOUNT> =$ Series B Preferred pursuant to the Basic Subscription Privilege(no. of shares)(per share) OR x <$AMOUNT> =$ and the remainder in shares of Series A Preferred.*Series B Preferred) (no. of shares of Series A Preferred)* EXAMPLE: If you hold 1,000 Subscription Rights, your Basic Subscription Privilege permits the purchase of 1,000 shares, in total, of Series A Preferred (via the Subscription Portal) and Series B Preferred (by completing this Rights Certificate). In addition, I apply for additional shares of Series B Preferredx <$AMOUNT> =$ IF YOU WISH TO EXERCISE SOME, BUT LESS THAN ALL, OF YOUR SUBSCRIPTION RIGHTS FOR SHARES OF SERIES B PREFERRED: I apply forx <$AMOUNT> =$ Amount of check enclosed (payable to Computershare):$ IF YOU WISH TO SUBSCRIBE FOR SHARES OF SERIES A PREFERRED, GO TO THE SUBSCRIPTION PORTAL AT HTTPS://WWW.MYDIGITALSHARES.COM SECTION 2:SUBSCRIPTION AUTHORIZATION: I acknowledge that I have received the Base Prospectus and Prospectus Supplement with respect to the Rights Offering, and I hereby subscribe for the number of shares indicated above on the terms and conditions specified in the Base Prospectus and Prospectus Supplement relating to the Basic Subscription Privilege and the Over-Subscription Privilege in the Rights Offering. Signature of Subscriber(s) (and address if different than that listed on this Rights Certificate) Telephone number (including area code)